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                                                                   Exhibit 23.4
                                                                   ------------



                         CONSENT OF FINANCIAL ADVISORS


                              October 5, 2000


LeClair Ryan, A Professional Corporation
707 E. Main Street, 11th Floor
Richmond, Virginia 23219

Gentlemen:

     We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of Atlantic Financial Corp., included as Appendix II to the Proxy Statement-Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such Proxy Statement-Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          DAVENPORT & COMPANY LLC


                                          BY:  /s/ Robert F. Mizell
                                             -----------------------------
                                               Robert F. Mizell
                                               Senior Vice President